Exhibit 10.1

AMENDMENT NO. 3

TO

CREDIT AGREEMENT

This AMENDMENT NO. 3 to Credit Agreement (this “Amendment”), dated as of October 31, 2013, is entered into among SAExploration Holdings, Inc., a Delaware corporation, and SAExploration Sub, Inc., a Delaware corporation (collectively, “Parent”), SAExploration, Inc., a Delaware corporation (“SAE”), SAExploration Seismic Services (US), LLC, a Delaware limited liability company (the “Delaware Subsidiary Borrower”) and NES, LLC, an Alaskan limited liability company (the “Alaskan Subsidiary Borrower” and, together with Parent, SAE and the Delaware Subsidiary Borrower, the “Credit Parties”) the Lenders party hereto, and MC Admin Co LLC, as Administrative Agent (the “Administrative Agent”), amends the Credit Agreement dated as of November 28, 2012, as amended by Amendment No. 1 dated as of December 5, 2012 and Amendment No. 2 and Consent dated as of June 24, 2013 (such Credit Agreement as amended, the “Credit Agreement”), entered into among the Credit Parties, the Administrative Agent and the Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Credit Parties have requested that the Required Lenders and the Administrative Agent amend the Credit Agreement to effect the changes described below in Section One;

WHEREAS, the Required Lenders and the Administrative Agent desire to amend the Credit Agreement to effect such changes;

WHEREAS, Section 11.12 of the Credit Agreement provides that the Credit Agreement may be amended, modified and waived from time to time;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION ONE Amendments. Upon the effectiveness of this Amendment:

(a) The defined terms in Section 1.01 of the Credit Agreement listed below shall be amended and restated in their entirety as set forth below:

(1) ““Change of Control” shall mean (i) Parent shall at any time cease to own directly 100% of the Equity Interests of SAE, (ii) SAE shall at any time cease to own directly 100% of the Equity Interests of the Delaware Subsidiary Borrower or the Alaskan Subsidiary Borrower, (iii) [reserved], (iv) [reserved], (v) (A) prior to the Financial Statement Delivery Date, any of the Permitted Holders shall sell, transfer or otherwise dispose of any of the shares of the Parent’s capital stock economically owned by them immediately following the effectiveness of the Qualified Merger, or (B) on or after June 24, 2014, any of the Permitted Holders shall sell, transfer or otherwise dispose any of such shares owned by them unless, immediately after giving effect to such transaction, the Permitted Holders own and control at least 25% of the economic interests and control at least 32.5% of the voting interests in Parent’s capital stock, (vi) on or after the effectiveness of the Qualified Merger, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders, is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 25% or more on a fully diluted basis of the economic or voting interests in Parent’s capital stock, (vii) the Board of Directors of Parent shall cease to consist of a majority of Continuing Directors, (viii) Jeff Hastings shall cease to be a Senior Executive Officer of Parent and SAE or Brian Beatty shall cease to be a Senior Executive Officer of Parent and SAE (in each case (a) for any reason other than his death or disability, or (b) due to his death or disability, and a successor satisfactory to the Required Lenders does not assume his responsibilities and position within 30 days of such cessation), or (ix) a “change of control” or similar event (other than any such event that may be deemed to have occurred in connection with or as a result of the Qualified Merger) shall occur as provided in any Qualified Preferred Stock (or the documentation governing the same).”

(2) ““Parent” shall mean (i) the Delaware corporation formerly known as SAExploration Holdings, Inc., which was merged with and into SAExploration Sub, Inc., a Delaware corporation formerly named Trio Merger Sub, Inc., on June 24, 2013, as to periods prior to such merger, and (ii) SAExploration Holdings, Inc., a Delaware corporation formerly named Trio Merger Corp., and SAExploration Sub, Inc., a Delaware corporation formerly named Trio Merger Sub, Inc., collectively, as to periods from and after such merger.”

(3) ““Parent Common Stock” (i) shall have the meaning provided in Section 6.13(a) as to periods prior to June 24, 2013, and (ii) shall mean the common stock, par value $.0001 per share of SAExploration Holdings, Inc., a Delaware corporation formerly named Trio Merger Corp., for all periods on and after June 24, 2013.”

(4) ““Qualified Merger” shall mean the merger of the Delaware corporation formerly known as SAExploration Holdings, Inc., with and into SAExploration Sub, Inc., a Delaware corporation formerly named Trio Merger Sub, Inc., on June 24, 2013.”

(b) The following defined term shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

““Financial Statement Delivery Date” shall mean the Business Day on which financial statements for the Fiscal Quarter ending September 30, 2014 have been timely delivered pursuant to Section 7.01(b) hereof, or if a Default or Event of Default has occurred and is continuing on such date of delivery, then the “Financial Statement Delivery Date” shall mean such later date (if any) that all Defaults and Event of Defaults have been cured or waived and are no longer continuing.”

(c) The definitions of “Material Contract Termination Event” and “Qualified IPO” in Section 1.01 of the Credit Agreement shall be deleted in their entirety.

(d) The second sentence of Section 2.09 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Loans made pursuant to the Commitment Increase (the “Additional Loans”) shall have the same terms and conditions, including the effective interest rate, as those applicable to the Loans and shall constitute “Loans” hereunder.”

(e) Section 6.05(a)(i) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(a)(i) (I) The audited consolidated and consolidating balance sheet of Parent and its Subsidiaries at December 31, 2010, December 31, 2011 and December 31, 2012 and the related consolidated and consolidating statements of income and cash flows and changes in shareholders’ equity of Parent for the three fiscal years of Parent ended on December 31, 2010, December 31, 2011 and December 31, 2012, as restated, as applicable, and furnished to the Lenders prior to September 30, 2013, present fairly in all material respects the consolidated and consolidating financial position of Parent and its Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby and (II) the unaudited consolidated and consolidating balance sheet of Parent and its Subsidiaries at March 31, 2013 and June 30, 2013 and the related consolidated and consolidating statements of income and cash flows and changes in shareholders’ equity of Parent and its Subsidiaries for the three-month period ended on each such date, as restated, as applicable, and furnished to the Lenders prior to September 30, 2013, present fairly in all material respects the consolidated and consolidating financial condition of Parent and its Subsidiaries at the date of said financial statements and the results for the period covered thereby, subject to normal year-end adjustments. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.”

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(f) The word “and” shall be inserted between clauses (vi) and (vii) of Section 7.15(a) of the Credit Agreement and clause (viii) shall be deleted from Section 7.15(a) of the Credit Agreement.

(g) Clause (ix) of Section 8.02 of the Credit Agreement shall be amended and restated in its entirety as follows:

“(ix) On June 24, 2013, Parent may consummate the Qualified Merger, so long as (a) Parent is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation or the surviving or continuing entity, or ultimate parent entity thereof, has assumed all obligations under this Agreement pursuant to documentation acceptable to the Administrative Agent, (b) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of Parent shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken, (c) the shareholders of Parent shall receive no cash consideration therewith other than Dividends permitted to be made in accordance with Section 8.03, (d) such merger or consolidation results in Net Cash Proceeds received by Parent or the Borrowers of at least $25,000,000 and such Net Cash Proceeds shall be applied as set forth in Section 4.02(b), (e) after giving effect to any such transaction, the market capitalization of the surviving or continuing entity, or ultimate parent entity thereof, if a publicly listed company, or the shareholder’s equity of Parent (calculated in accordance with GAAP), if no such entity is publicly listed, shall be at least $80,000,000, and (f) immediately after giving effect to such transaction, the Permitted Holders own and control at least 25% of the economic interests and control at least 32.5% of the voting interests in Parent’s capital stock;”

(h) Clauses (ii), (v), (viii), (ix) and (x) of Section 8.03 of the Credit Agreement shall be amended and restated in their entirety as follows:

“(ii) following the Financial Statement Delivery Date, any direct Non-Wholly-Owned Subsidiary of each Borrower may pay cash Dividends to its shareholders, members or partners generally, so long as the Borrower or its respective Subsidiary which owns the Equity Interest in such Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);”

“(v) following the Financial Statement Delivery Date, SAE, the Delaware Subsidiary Borrower and the Alaskan Subsidiary Borrower may pay cash Dividends to Parent in an aggregate amount for all such Dividends not to exceed $500,000 (although no more than $250,000 of such Dividends may be paid in any fiscal year of Parent) for the purpose of enabling Parent to redeem, repurchase or otherwise acquire for value, and Parent may redeem, repurchase or otherwise acquire for value, outstanding shares of Parent Common Stock (or options or warrants to purchases Parent Common Stock) following the death, disability or termination of employment of officers, directors or employees of Parent or any of its Subsidiaries, provided that (x) the only consideration paid by Parent in respect of such redemptions or purchases shall be cash and Shareholder Subordinated Notes, (y) the sum of (I) the aggregate amount paid by Parent in cash in respect of all such redemptions or purchases plus (II) the aggregate amount of all cash payments made on all Shareholder Subordinated Notes shall not exceed $500,000 in respect of all such redemptions, purchases and payments (although no more than $500,000 of such redemptions, purchases and payments may be made in any fiscal year of Parent) and (z) at the time of any cash Dividend, purchase or payment permitted to be made pursuant to this Section 8.03(v), including any cash payment made under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom;”

“(viii) Parent may pay Dividends in an aggregate amount not to exceed 50% of the Net Cash Proceeds of all issuances of Equity Interests by Parent (other than sales or issuances of Parent Common Stock to employees, officers and/or directors of Parent and its Subsidiaries (including as a result of the exercise of any options with respect thereto)) following the Funding Date, provided that (a) all mandatory prepayments in respect of such issuance shall have been completed in accordance with Section 4.02, (b) the Financial Statement Delivery Date shall have occurred and no Default or Event of Default shall have occurred and be continuing or could reasonably be expected to result from such Dividend, and (c) the aggregate amount of cash and Cash Equivalents held by Parent and its Subsidiaries (without giving effect to the receipt of any such Net Cash Proceeds) immediately after giving effect to the payment of such Dividend shall be equal to or greater than the aggregate amount of cash and Cash Equivalents held by Parent and its Subsidiaries (without giving effect to the receipt of any such Net Cash Proceeds) immediately prior to the payment of such Dividend;”

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“(ix) SAExploration Sub, Inc., SAE, the Delaware Subsidiary Borrower and the Alaskan Subsidiary Borrower may pay cash Dividends to Parent at the times and in the amounts necessary to enable Parent to make scheduled interest payments under any Shareholder Subordinated Notes to the extent payments on such Notes are permitted pursuant to Section 8.04(x); provided, however, that no payments shall be made in respect of the Shareholder Subordinated Notes to any of the Permitted Holders until after the Financial Statement Delivery Date; and”

“(x) Parent may (a) issue up to 1,000,000 warrants upon the conversion of a total of five amended and restated promissory notes in the aggregate principal amount of $500,000 held by Eric S. Rosenfeld and David D. Sgro, and (b) exchange such warrants and all other warrants outstanding on September 30, 2013 for shares of its common stock, at a ratio of one share of common stock for every ten warrants exchanged, and pay cash in lieu of issuing any fractional shares in such exchange, and SAExploration Sub, Inc., SAE, the Delaware Subsidiary Borrower and the Alaskan Subsidiary Borrower may pay cash Dividends to Parent at the times and in the amounts necessary to enable Parent to pay such cash in lieu of fractional shares.”

(i) Clause (x) of Section 8.04 of the Credit Agreement shall be amended and restated in its entirety as follows:

“(x) Indebtedness of Parent under the Shareholder Subordinated Notes (a) issued after the Effective Date in connection with a redemption or repurchase of Parent Common Stock pursuant to Section 8.03(v), (b) [reserved] or (c) issued on the date of consummation of the Qualified Merger in an aggregate principal amount pursuant to this clause (c) not to exceed $17,500,000 (excluding interest paid in kind as permitted pursuant to clause (z)(1) below); provided that, in the case of this clause (c), (x) payments in respect of such Shareholder Subordinated Notes shall not exceed 10% per annum, and (y) payments on such Shareholder Subordinated Notes shall be payable in cash only if (1) no Default or Event of Default has occurred and is continuing, (2)(i) [reserved] or (ii) Parent is in compliance with the financial covenants contained in Sections 8.07 through 8.11, inclusive, on a Pro Forma Basis and (3) as to any payments to the Permitted Holders, the Financial Statement Delivery Date shall have occurred, and (z) to the extent regularly scheduled payments of interest on such Shareholder Subordinated Notes are not permitted to be made pursuant to clause (y) hereof, the amounts of such payments (1) may be accrued or paid in kind and added to the principal of such Shareholder Subordinated Notes as determined by Parent, and (2) paid once the conditions in clause (y) are satisfied, and (3) when paid, shall not be taken into account for purposes of applying the 10% limitation in clause (x) hereof;”

(j) The word “and” shall be deleted from the end of clause (xiii) of Section 8.04 of the Credit Agreement, the period at the end of clause (xiv) of Section 8.04 of the Credit Agreement shall be deleted and replaced with a semicolon, and clause (xv) shall be added to Section 8.04 of the Credit Agreement as set forth below:

“(xv) Indebtedness of Parent pursuant to the amended and restated unsecured promissory notes in the aggregate principal amount of $500,000 held by Eric S. Rosenfeld and David D. Sgro; provided that no cash payments may be made in respect of such Indebtedness, other than cash payments for fractional shares upon conversion of such promissory notes in accordance with Section 8.03(x).”

(k) Clauses (v), (viii), (ix) and (xvii) of Section 8.05 of the Credit Agreement shall be amended and restated in their entirety as follows:

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“(v) the Borrowers and their Subsidiaries may make loans and advances to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $100,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances); provided, however, that following the Financial Statement Delivery Date, and so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers and their Subsidiaries may make such loans and advances to their officers and employees for the purposes described in this Section 8.05(v) in an aggregate amount not to exceed $500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances); and for the sake of clarity, the limitations in this clause shall not apply to reimbursements of expenses incurred by such officers and employees.”

“(viii) (I) any Credit Party may make intercompany loans and advances to any other Credit Party, (II) the Borrowers and their Domestic Subsidiaries may make intercompany loans and advances to any Wholly-Owned Foreign Subsidiary (other than intercompany loans and advances to (i) 1623739 Alberta Ltd. (Alberta), (ii) 1623753 Alberta Ltd. (Alberta), or (iii) an Intercompany Secured Obligor Subsidiary (which shall be governed by clause (VI) hereof)) provided that such intercompany loans and advances are evidenced by an Intercompany Global Note, (III) any Subsidiary which is not a Credit Party may make intercompany loans and advances to any other Wholly-Owned Subsidiary which is not a Credit Party, (IV) any Foreign Subsidiary may make intercompany loans and advances to any other Foreign Subsidiary that is a Wholly-Owned Subsidiary, (V) any Foreign Subsidiary may make intercompany loans and advances to any Credit Party provided that such intercompany loans and advances are evidenced by an Intercompany Global Note, and (VI) after the Funding Date, SAE may make secured intercompany loans and advances to an Intercompany Secured Obligor Subsidiary in the aggregate principal amount not to exceed, in the case of intercompany loans and advances to SAE Canada, $30,000,000 and in the case of intercompany loans and advances to any other Intercompany Secured Obligor Subsidiary, $10,000,000 in the aggregate (collectively, the “Intercompany Secured Loans” and, together with such intercompany loans and advances referred to in preceding clauses (I) through (VI), collectively, the “Intercompany Loans”), provided, that (u) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made pursuant to preceding sub-clause (II) of this clause (viii), when added to the amount of contributions, acquisitions of Equity Interests, capitalizations and forgivenesses theretofore made pursuant to subclause (II) of Section 8.05(ix) (for this purposes, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), exceed $5,000,000 (determined without regard to any write-downs or write-offs of such loans and advances and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), (v) no Intercompany Loan may be made pursuant to subclause (II) above at any time that a Default or an Event of Default has occurred and its continuing, (w) each Intercompany Loan shall be evidenced by an Intercompany Note, (x) each such Intercompany Note owned or held by a Credit Party shall be pledged to the Collateral Agent pursuant to the Pledge Agreement and each such Intercompany Note owned or held by an Intercompany Secured Obligor Subsidiary shall be pledged to a Credit Party to secure the payment of obligations under the applicable Intercompany Secured Note, (y) each Intercompany Loan made by any Subsidiary of a Borrower that is not a Credit Party to a Credit Party shall be subject to the subordination provisions contained in the Intercompany Global Note and (z) any Intercompany Loans made to any Subsidiary Guarantor or any Wholly-Owned Foreign Subsidiary pursuant to this clause (viii) shall cease to be permitted by this clause (viii) if such Subsidiary Guarantor or Wholly-Owned Foreign Subsidiary, as the case may be, ceases to constitute a Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary or a Wholly-Owned Foreign Subsidiary, as the case may be;”

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“(ix) (I) the Borrowers and any Subsidiary Guarantor may make capital contributions to, or acquire Equity Interests of, any Subsidiary Guarantor which is a Wholly-Owned Domestic Subsidiary, (II) the Borrowers and their Domestic Subsidiaries may make capital contributions to, or acquire Equity Interests of, Wholly-Owned Foreign Subsidiaries (other than (i) 1623739 Alberta Ltd. (Alberta), (ii) 1623753 Alberta Ltd. (Alberta), or (iii) an Intercompany Secured Obligor Subsidiary), and may capitalize or forgive any Indebtedness owed to them by a Wholly-Owned Foreign Subsidiary (other than (i) 1623739 Alberta Ltd. (Alberta), (ii) 1623753 Alberta Ltd. (Alberta), or (iii) an Intercompany Secured Obligor Subsidiary) and outstanding under clause (viii) of this Section 8.05, and (III) any Wholly-Owned Foreign Subsidiary may make capital contributions to, or acquire Equity Interests of, any other Wholly-Owned Foreign Subsidiary, and may capitalize or forgive any Indebtedness owed to it by a Wholly-Owned Foreign Subsidiary; provided that (w) the aggregate amount of contributions, acquisitions of Equity Interests, capitalizations and forgiveness on and after the Funding Date made pursuant to preceding subclause (II) (for this purpose, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), when added to the aggregate outstanding principal amount of Intercompany Loans made to Wholly-Owned Foreign Subsidiaries pursuant to subclause (II) of Section 8.05(viii) (determined without regard to any write-downs or write-offs thereof and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), shall not exceed the limitation set forth in such subclause (II) of Section 8.05(viii), (x) no contribution, capitalization or forgiveness may be made pursuant to preceding subclause (II) at any time that a Default or an Event of Default has occurred and its continuing, (y) in the case of any contribution pursuant to preceding subclause (I), any security interest granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in any assets so contributed shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such contribution) and all actions required to maintain said perfected status have been taken and (z) any Investment made in or to any Subsidiary Guarantor or any Wholly-Owned Foreign Subsidiary pursuant to this clause (ix) shall cease to be permitted hereunder if such Subsidiary Guarantor or Wholly-Owned Foreign Subsidiary, as the case may be, ceases to constitute a Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary or a Wholly-Owned Foreign Subsidiary, as the case may be;”

“(xvii) following the Financial Statement Delivery Date, in addition to Investments permitted by clauses (i) through (xvi) of this Section 8.05, the Borrowers and their Subsidiaries may make additional loans, advances and other Investments to or in a Person in an aggregate amount for all loans, advances and other Investments made pursuant to this clause (xvii) (determined without regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed $500,000.”

(l) The word “and” shall be deleted from the end of clause (vi) of Section 8.06 of the Credit Agreement, the period at the end of clause (vii) of Section 8.06 of the Credit Agreement shall be deleted and replaced with a semicolon, and clauses (viii) and (ix) shall be added to Section 8.06 of the Credit Agreement as set forth below:

“(viii) so long as no Default or Event of Default shall have occurred and be continuing, Parent may make payments of interest under the Shareholder Subordinated Notes to the extent permitted pursuant to Section 8.04(x); and”

“(ix) Parent may issue the Equity Interests and make payments in lieu of fractional shares pursuant to the note conversion and warrant exchange permitted under Section 8.03(x).”

(m) Clauses (a) and (b) of Section 8.07 of the Credit Agreement shall be amended to delete the phrase “provided a Material Contract Termination Event shall not have occurred and be continuing,” from each such clause, and clause (c) of Section 8.07 of the Credit Agreement shall be deleted in its entirety.

(n) The maximum Capital Expenditure amounts set forth in Section 8.07(a) of the Credit Agreement shall be amended for the Fiscal Years set forth below as set forth below:

Fiscal Year Ending	Amount

December 31, 2013	$18,000,000

December 31, 2014	$18,000,000

(o) The conditional amendments to Section 8.07 of the Credit Agreement contemplated by Section Two (b) of Amendment No. 2 and Consent to Credit Agreement dated as of June 24, 2013 shall be null and void and of no further force and effect, regardless of whether the conditions set forth in Section Two of Amendment No. 2 and Consent to Credit Agreement are satisfied.

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(p) The required covenant ratios set forth in Section 8.08 of the Credit Agreement shall be amended for the Fiscal Quarter Ends set forth below as set forth below:

Fiscal Quarter End	Ratio

September 30, 2013	1.75:1.00

December 31, 2013	2.00:1.00

March 31, 2014	2.00:1.00

June 30, 2014	2.75:1.00

(q) The required covenant ratios set forth in Section 8.10 of the Credit Agreement shall be amended for the Fiscal Quarter Ends set forth below as set forth below:

Fiscal Quarter End	Ratio

September 30, 2013	3.50:1.00

December 31, 2013	3.25:1.00

March 31, 2014	3.25:1.00

June 30, 2014	2.50:1.00

September 30, 2014	1.75:1.00

(r) The required covenant ratios set forth in Section 8.11 of the Credit Agreement shall be amended for the Fiscal Quarter Ends set forth below as set forth below:

Fiscal Quarter End	Ratio

September 30, 2013	4.25:1.00

December 31, 2013	3.75:1.00

March 31, 2014	3.75:1.00

June 30, 2014	2.75:1.00

September 30, 2014	2.25:1.00

December 31, 2014	2.00:1.00

(s) Clauses (i), (iii) and (viii) of Section 8.12 of the Credit Agreement shall be amended and restated in their entirety as follows:

“(i) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other Equity Interests (including any Shareholders’ Agreement and any Qualified Preferred Stock), or enter into any new Shareholders’ Agreement, unless such amendment, modification, change or other action contemplated by this clause (i) could not reasonably be expected to either be adverse to the interests of any of the Lenders or result in a Default or Event of Default;”

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“(iii) amend, modify or change any provision of the Existing Shareholders Notes, or make any payment of principal or interest under the Existing Shareholders Notes; provided that such payments may be made after the Financial Statement Delivery Date but only if not Default or Event of Default shall have occurred and be continuing or could reasonably be expected to result from such payment;”

“(viii) make (or give any notice in respect of) any principal or interest payment on, or any redemption or acquisition for value of, any Shareholder Subordinated Note, except to the extent permitted by Section 8.03(v) or Section 8.04(x).”

SECTION TWO Limited Waivers.

(a) Administrative Agent and the Lenders hereby waive, as of the Amendment No. 3 Effective Date, any Default or Event of Default occurring prior to the Amendment No. 3 Effective Date as a result of (i) the failure of the Credit Parties to comply with any of the financial covenants contained in Sections 8.08, 8.10 and 8.11 of the Credit Agreement with respect to the fiscal quarter ended September 30, 2013 as such covenants were in effect prior to the Amendment No. 3 Effective Date, (ii) Parent’s issuance, prior to the Amendment No. 3 Effective Date, of Indebtedness permitted under Section 8.04(xv) following the Amendment No. 3 Effective Date, and (iii) any failure of Parent to obtain the Administrative Agent’s approval of the agreements listed on Schedule I attached hereto, to the extent no such approval would be required under Section 8.12(i) as in effect following the Amendment No. 3 Effective Date.

(b) The Credit Parties hereby acknowledge and agree that Parent’s financial statements for its 2010 and 2011 fiscal years and for its fiscal quarter ended March 31, 2013 were restated to correct certain errors discovered after the initial delivery of such financial statements to the Administrative Agent. Administrative Agent and the Lenders hereby waive, as of the Amendment No. 3 Effective Date, any Default or Event of Default arising out of or in connection with the errors leading to the restatement of such financial statements, and all representations and warranties of the Credit Parties with respect to such financial statements shall be deemed to have been given with respect to such financial statements as restated and delivered to the Administrative Agent prior to the Amendment No. 3 Effective Date.

(c) The waivers granted herein is limited as set forth herein and shall not, except as set forth herein, be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement, the Credit Documents or any of the other instruments, agreements or other documents referred to therein.

SECTION THREE Conditions to Effectiveness. This Amendment shall become effective upon the date (the “Amendment No. 3 Effective Date”) on which each of the following conditions are satisfied: (i) the Administrative Agent shall have received one or more counterparts of this Amendment executed by each Credit Party, the Administrative Agent and the Required Lenders, (ii) there shall be no continuing Default or Event of Default, (iii) the representations and warranties of the Credit Parties contained in this Amendment shall be true and correct and (iv) the Administrative Agent shall have received by wire transfer in immediately available funds a fee for distribution to the Lenders who have provided an executed signature page to this Amendment prior to the Amendment No. 3 Effective Date (the “Consenting Lenders”) in accordance with their pro rata share of the total principal amount of the Loans held by Consenting Lenders outstanding on such date, a fee equal to 0.75% of the total principal amount of the Loans held by Consenting Lenders outstanding on such date.

SECTION FOUR Representations and Warranties. Each Credit Party hereby represents and warrants that: (i) this Amendment has been duly authorized and executed by such Credit Party, and the Credit Agreement, as modified by this Amendment, is the legal, valid and binding obligation of the Borrowers and each other Credit Party, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; (ii) the representations and warranties in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date); and (iii) no Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

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SECTION FIVE Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as an accommodation party or a guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Credit Document as security for or otherwise guaranteed the Borrowers’ Obligations under or with respect to the Credit Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Credit Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of any Secured Party, constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations.

SECTION SIX Release of Claims. In consideration of the Administrative Agent’s execution of this Amendment, each party hereto unconditionally and irrevocably acquits and fully forever releases and discharges the Administrative Agent and all of its Affiliates and Subsidiaries and its and their respective partners, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders and respective heirs, legal representatives, successors and assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which such party hereto ever had or now has against any of the Releasees and which has arisen at any time prior to the date hereof out of this Amendment, the Credit Agreement, any other Credit Document or any other related document, instrument or agreement or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”) (but in each case referred to in this Section Five, excluding any claims, demands, causes of actions, obligations, remedies, suits, damages or liabilities to the extent same occurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). Each party hereto covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims.

SECTION SEVEN Reference to and Effect on the Credit Agreement. On and after the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in each of the Credit Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Credit Documents, except as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

SECTION EIGHT Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

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SECTION NINE Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first written above.

CREDIT PARTIES:

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Brent Whitely
Name: Brent Whitely
Title: CFO/General Counsel

SAEXPLORATION SUB, INC.

By:	/s/ Brent Whitely
Name: Brent Whitely
Title: CFO/General Counsel

SAEXPLORATION, INC.

By:	/s/ Brent Whitely
Name: Brent Whitely
Title: CFO/General Counsel

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ Brent Whitely
Name: Brent Whitely
Title: CFO/General Counsel

NES, LLC

By:	/s/ Brent Whitely
Name: Brent Whitely
Title: CFO/General Counsel

ADMINISTRATIVE AGENT:
MC ADMIN CO LLC,
as Administrative Agent

By:	/s/ Jonathan Tunis
Name: Jonathan Tunis
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

REQUIRED LENDER:

CYAN PI INVESTMENTS, LP

By:	/s/ Ashok Nayyar
Name: Ashok Nayyar
Title: Manager

[Signature Page to Amendment No. 3 to Credit Agreement]

REQUIRED LENDER:

Main Street Capital Corporation

By:	/s/ Nick Meserve
Name: Nick Meserve
Title: Managing Director

[Signature Page to Amendment No. 3 to Credit Agreement]

REQUIRED LENDER:

ICON LEASING FUND ELEVEN, LLC

By:	ICON Capital LLC, its Manager

By:	/s/ Harry Giovani
Name: Harry Giovani
Title: Managing Director, Chief Credit Officer

[Signature Page to Amendment No. 3 to Credit Agreement]

REQUIRED LENDER:

ICON LEASING FUND TWELVE, LLC

By:	ICON Capital LLC, its Manager

By:	/s/ Harry Giovani
Name: Harry Giovani
Title: Managing Director, Chief Credit Officer

[Signature Page to Amendment No. 3 to Credit Agreement]

REQUIRED LENDER:

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE
FUND FOURTEEN, L.P.

By:	ICON GP 14, LLC, its General Partner

By:	/s/ Harry Giovani
Name: Harry Giovani
Title: Managing Director, Chief Credit Officer

[Signature Page to Amendment No. 3 to Credit Agreement]

REQUIRED LENDER:

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE
FUND FOURTEEN, L.P.

By:	ICON GP 14, LLC, its General Partner

By:	/s/ Harry Giovani
Name: Harry Giovani
Title: Managing Director, Chief Credit Officer

[Signature Page to Amendment No. 3 to Credit Agreement]

REQUIRED LENDER:

WHITE OAK GLOBAL ADVISORS, LLC

By:	/s/ Andre Hakkak
Name: Andre Hakkak
Title: Managing Director

[Signature Page to Amendment No. 3 to Credit Agreement]

SCHEDULE I

1.	Amended and Restated Bylaws of SAExploration Holdings, Inc., formerly named Trio Merger Corp. (the “Company”).

2.	Third Amended and Restated Convertible Promissory Notes issued by the Company to Eric S. Rosenfeld and David D. Sgro in the aggregate principal amount of $500,000.

3.	Revocable Proxy Agreements, dated effective as of June 24, 2013, executed by Mike Scott and Darin Silvernagle in favor of CLCH, LLC.

4.	Letters of Transmittal executed by the former stockholders of the Delaware corporation formerly known as SAExploration Holdings, Inc. in connection with the Qualified Merger.

5.	SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan.

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